EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to Shareholders of IKON Office Solutions, Inc., which is incorporated by reference in IKON Office Solutions, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the incorporation by reference of our report dated December 9, 2005 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.
We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2005 relating to the financial statements, which appears in the Annual Report of IKON Office Solutions, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, PA
June 6, 2006